UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 5, 2025
Date of Report (date of earliest event reported)

Momentus Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39128	84-1905538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(650) 564-7820
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MNTS	The Nasdaq Stock Market LLC
Warrants	MNTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Effective December 5, 2025, Momentus Inc. (“Momentus” or the “Company”) entered into a Note Amendment Agreement (the “Amendment”) with Space Infrastructures Ventures, LLC (“SIV”) to, among other things, amend the outstanding amended and restated secured convertible promissory note dated September 8, 2025 (as amended, the “Convertible Note”).

The amendment, among other things, deferred the first payment tranche of $1.0 million from December 1, 2025 to a new maturity date of May 1, 2026.

In connection with the amendment to the Convertible Note, the Company issued SIV warrants to purchase up to 240,000 shares of Common Stock at an exercise price of $0.79 per share.

The amendment delays the date on or after which the Company may incur up to $4 million of indebtedness pari passu with the Convertible Note from December 1, 2025 to March 1, 2026, subject to payment of all principal and interest owed under the Convertible Note as of March 1, 2026, and the issuance of warrants as previously provided in the Convertible Note.

The Company also agreed to register the warrants issued pursuant to the Amendment.

The Convertible Note and the warrants issued to SIV cannot be converted or exercised if it would cause the aggregate number of shares of Class A common stock beneficially owned by SIV (together with its affiliates) to exceed 4.99% of the number of shares of Class A common stock outstanding immediately after giving effect to the conversion or exercise, as applicable. By written notice, SIV may, with the agreement of the Company, from time to time increase or decrease this ownership limitation to any other percentage. Conversion of the Convertible Note and exercise of the warrants by SIV is also subject to compliance with applicable Nasdaq rules.

Except as amended, the remaining terms of the Convertible Note remain in full force and effect.

The foregoing description of the amendment to the October 2024 Convertible Note does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure contained in Item 1.01 of this Current Report is incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information contained above in Item 1.01 of this Current Report on Form 8-K related to the warrants issued to SIV (the “Securities”) is hereby incorporated by reference into this Item 3.02. The Securities were sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506(c) of Regulation D promulgated under the Securities Act as sales to accredited investors and in reliance on similar exemptions under applicable state laws.

Exhibit Number	Exhibit Description
10.1	Note Amendment Agreement, dated as of December 5, 2025, by and between Space Infrastructures Ventures, LLC and Momentus Inc.
10.3	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		By:	/s/ Lon Ensler
		Name:	Lon Ensler
Dated:	December 9, 2025	Title:	Chief Financial Officer